UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16225 Park Ten Place, Suite 300
Houston, Texas	77084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 714-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On October 21, 2019, Gulf Island Fabrication, Inc. (the “Company”) announced the retirement of Kirk J. Meche as President and Chief Executive Officer of the Company in the coming months. The Corporate Governance and Nominating Committee will lead a search process to identify the Company’s next CEO, with input from the full Board of Directors (the “Board”).

In connection with Mr. Meche’s retirement, the Company and Mr. Meche have entered into a Separation and Transition Agreement (the “Transition Agreement”), dated October 18, 2019 (the “Effective Date”).

Mr. Meche has resigned as a member of the Company’s Board as of the Effective Date, although pursuant to the terms of the Transition Agreement he will continue to serve as President and Chief Executive Officer of the Company through December 31, 2019, or such earlier date as determined by the Board (the “Separation Date”).

Under the terms of the Transition Agreement, Mr. Meche has agreed to restrictions on competition and solicitation of customers and employees for the one-year period following the Separation Date, and has also agreed to customary restrictive covenants related to confidential information, Company property, and non-disparagement. In exchange for his continued compliance with these restrictive covenants and the effectiveness of a waiver and release of claims, Mr. Meche will receive a severance payment in the aggregate amount of $958,000, $468,000 of which will be paid following the effectiveness of his waiver and release of claims, and the remainder of which will be paid out over the 12 months following the Separation Date. In addition, under the Company’s incentive programs, Mr. Meche will also remain eligible to receive (i) an annual cash incentive for fiscal year 2019, based on actual achievement of the applicable performance metrics, which bonus will be paid in 2020 at the time annual incentive payments are paid under the Company’s annual incentive plan, and (ii) pro-rata payments with respect to outstanding long-term performance awards granted to Mr. Meche during 2017, 2018 and 2019, based on actual achievement of the applicable performance metrics, and payable following the end of each performance cycle in accordance with the terms of the performance award agreements.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached to this Form 8-K as Exhibit 10.1. A copy of the press release announcing Mr. Meche’s retirement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Separation and Transition Agreement by and between Gulf Island Fabrication, Inc. and Kirk J. Meche, dated October 18, 2019.

99.1*	Press Release, dated October 21, 2019, announcing the retirement of the Company’s President and CEO.

*	Filed with this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf Island Fabrication, Inc.

By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President,
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer)

Date: October 21, 2019